Exhibit 99.2
PRIORITY HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(000’s omitted, except share data)
(unaudited)

	Six-month period ended July 2, 2005	Six-month period ended July 3, 2004	Three-month period ended July 2, 2005	Three-month period ended July 3, 2004
Net sales	$1,053,342	$839,695	$566,601	$438,452
Cost of products sold	937,127	750,815	503,733	392,585

Gross profit	116,215	88,880	62,868	45,867

Selling, general and administrative expense	77,419	45,572	41,223	23,414
Restructuring charge	—	1,317	—	1,317
Depreciation and amortization	5,476	2,799	2,861	1,430

Earnings from operations	33,320	39,192	18,784	19,706

Interest income	168	369	46	163
Interest expense	(1,336)	(196)	(699)	(164)
Minority interest	1,793	(163)	293	(85)

Earnings before income taxes	33,945	39,202	18,424	19,620

Provision for income taxes	12,900	14,799	7,002	7,456

Net earnings	$21,045	$24,403	$11,422	$12,164

Earnings per share:
Basic	$.48	$.56	$.26	$.28
Diluted	$.47	$.56	$.26	$.28
Weighted average shares outstanding:
Basic	43,812,618	43,305,603	43,844,902	43,288,606
Diluted	44,409,470	43,926,991	44,375,597	43,797,690

See accompanying notes to consolidated financial statements.

PRIORITY HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(000’s omitted, except share data)

	(unaudited)
	July 2, 2005	January 1, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$20,470	$43,465
Restricted cash	—	2,000
Marketable securities	5,454	17,289
Receivables, less allowance for doubtful accounts of $7,275 and $6,903, respectively	325,655	244,730
Finished goods inventory	131,122	112,616
Deferred income taxes	3,075	3,075
Other current assets	36,037	33,382
	521,813	456,557
Fixed assets, net	62,337	48,209
Other assets	7,814	5,886
Goodwill and other intangibles	172,132	158,741

Total assets	$764,096	$669,393

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$210,415	$173,969
Line of credit	70,400	40,290
Other current liabilities	27,220	26,906

	308,035	241,165
Deferred income taxes	9,714	9,714

Total liabilities	317,749	250,879

Minority interest	25,818	23,212

Commitments and contingencies (note 6)

Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 55,000,000 shares authorized, 6,560,926 and 6,590,305 issued and outstanding, respectively	66	66
Class B, $0.01 par value, 180,000,000 shares authorized, 38,836,392 and 38,807,013 issued, respectively	388	388
Additional paid in capital	190,837	190,524
Retained earnings	253,344	232,299

	444,635	423,277
Less: Class B Common unearned restricted stock, 151,451 and 156,201 shares, respectively	(1,527)	(2,108)
Class B Common stock in treasury (at cost), 1,364,732 and 1,563,651 shares, respectively	(22,579)	(25,867)

Total shareholders’ equity	420,529	395,302

Total liabilities and shareholders’ equity	$764,096	$669,393
 See accompanying notes to consolidated financial statements.

PRIORITY HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(000’s omitted)
(unaudited)

	Six-month period ended July 2, 2005	Six-month period ended July 3, 2004
Cash flow from operating activities:
Net earnings	$21,045	$24,403
Adjustments to reconcile net earnings to net cash (used) provided by operating activities:
Depreciation and amortization	5,476	2,799
Provision for doubtful accounts	1,899	1,479
Tax benefit from stock option exercises	557	149
Compensation expense on stock grants	569	561
Equity investment income	(14)	—
Equity investment distribution	212	—
Minority interest	2,606	163
Change in assets and liabilities, net of acquisitions:
Receivables	(77,218)	(41,929)
Finished goods inventory	(17,942)	12,704
Accounts payable	41,027	12,645
Other current assets and liabilities	1,521	6,498

Net cash (used) provided by operating activities	(20,262)	19,472

Cash flow from investing activities:
Sales, net of purchases, of marketable securities	11,835	7,596
Restricted cash for acquisition of business	2,000	—
Purchases of fixed assets	(24,524)	(5,928)
Increase in other assets, net of acquisitions	(1,006)	(15,582)
Acquisition of businesses, net of cash acquired	(9,205)	(14,666)

Net cash used by investing activities	(20,900)	(28,580)

Cash flow from financing activities:
Proceeds from line of credit	55,110	5,006
Repayments on line of credit	(40,000)	—
Proceeds from stock option exercises	2,643	485
Proceeds from employee stock purchase plan	426	156
Payments for purchase of treasury stock	(12)	(1,157)

Net cash provided by financing activities	18,167	4,490

Net decrease in cash	(22,995)	(4,618)
Cash and cash equivalents at beginning of period	43,465	45,719

Cash and cash equivalents at end of period	$20,470	$41,101

Supplemental non-cash investing and financing activities:
Acquisition liabilities	$—	$255
Stock issued in connection with acquisition	$—	$230

 See accompanying notes to consolidated financial statements.

PRIORITY HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

1.
The accompanying consolidated financial statements have been prepared by Priority Healthcare Corporation (the “Company”) without audit. Certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Company believes that the financial statements for the three-month and six-month periods ended July 2, 2005 and July 3, 2004 include all necessary adjustments for fair presentation. Results for any interim period may not be indicative of the results for the entire year.

For a summary of all of the Company’s accounting policies see Note 1 of the consolidated financial statements for the fiscal year ended January 1, 2005, included elsewhere in this Current Report on Form 8-K/A.

2.
Basic earnings per share (“EPS”) computations are calculated utilizing the weighted average number of common shares outstanding during the applicable period. Diluted EPS include the weighted average number of common shares outstanding and the effect of common stock equivalents. The following is a reconciliation between basic and diluted weighted average shares outstanding for the three-month and six-month periods ended July 2, 2005 and July 3, 2004:

	(000’s omitted)
	Six-month period ended July 2, 2005	Six-month period ended July 3, 2004	Three-month period ended July 2, 2005	Three-month period ended July 3, 2004
Weighted average number of Class A and Class B common shares outstanding used as the denominator in the basic earnings per share calculation	43,813	43,306	43,845	43,289
Additional shares assuming exercise of dilutive stock options	502	542	441	439
Additional shares assuming unearned restricted stock is earned	94	70	90	70
Additional shares assuming contingently issuable shares related to acquisitions are issued	—	9	—	—

Weighted average number of Class A and Class B common and equivalent shares used as the denominator in the diluted earnings per share calculation	44,409	43,927	44,376	43,798

Options to purchase 2.8 million and 3.2 million shares with exercise prices greater than the average market prices of common stock during the three-month periods ended July 2, 2005 and July 3, 2004, respectively, were outstanding at July 2, 2005 and July 3, 2004, respectively. These options were excluded from the respective computations of diluted earnings per share because their effect would be anti-dilutive.

3.
In December 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amended the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for annual and interim periods beginning after December 15, 2002. The Company has adopted the disclosure requirements of SFAS No. 123 and SFAS No. 148. The adoption of SFAS No. 148 did not have a material impact on the Company’s consolidated financial position or results of operations.

The Company has elected to continue to measure compensation for stock options issued to its employees and outside directors pursuant to APB Opinion No. 25 under the intrinsic value method. All stock options are granted with an exercise price at or above fair market value at the date of grant. Accordingly, no compensation expense has been recognized in connection with the issuance of stock options. Had compensation cost been determined based upon the fair value of the stock options at grant date, consistent with the method under SFAS No. 123, the Company’s net earnings and earnings per share for the three-month and six-month periods ended July 2, 2005 and July 3, 2004 would have been reduced to the following pro forma amounts indicated:

	(000’s omitted, except share data)
	Six-month period ended July 2, 2005	Six-month period ended July 3, 2004	Three-month period ended July 2, 2005	Three-month period ended July 3, 2004
Net earnings - as reported	$21,045	$24,403	$11,422	$12,164
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(2,437)	(3,523)	(1,244)	(1,803)

Pro forma net earnings	$18,608	$20,880	$10,178	$10,361

Basic earnings per share:
Basic - as reported	$0.48	$0.56	$0.26	$0.28
Basic - pro forma	$0.42	$0.48	$0.23	$0.24
Diluted earnings per share:
Diluted - as reported	$0.47	$0.56	$0.26	$0.28
Diluted - pro forma	$0.42	$0.48	$0.23	$0.24

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or FAS 123R. FAS 123R requires the Company to recognize compensation cost relating to all share-based payments to employees based on their fair values beginning the first quarter of 2006. The Company is evaluating the requirements of FAS 123R and expects that the adoption of FAS 123R may have a material impact on selling, general and administrative expenses. The Company has not determined the method of adoption and has not determined whether the adoption will result in amounts that are similar to the current pro forma disclosures under FAS 123 shown above.

4.
During the first six months of 2005, the Company paid a $2 million contractual obligation due to the former owners of SinusPharmacy Corporation (“Sinus”) related to its 2003 acquisition. There is also a potential contingent payment based on the growth of EBITDA related to the Sinus acquisition. The period that this contingent payment relates to ends on September 30, 2005. The formula that drives a potential payment is driven by EBITDA growth and is unlimited. However, based on the current EBITDA trends, no payment is expected to be made under the terms of this agreement.

On March 4, 2005, the Company acquired Matrix Oncology LP’s 40% share of the stock of Matrix Oncology, LLC (“Matrix”), a service provider within the oncology treatment industry. The Company already owned 60% of the stock of Matrix and was consolidating Matrix in its consolidated financial statements. The purchase price was $600,000 in cash and was allocated to goodwill. The fair value assigned to the goodwill acquired was based upon estimates and assumptions provided and compiled by management. The acquisition was financed by cash from operations. In addition, the former owner of Matrix is eligible to receive additional consideration up to a maximum of $3 million if certain predetermined events occur.

 On June 7, 2005, the Company acquired all of the outstanding common shares of SpectraCare, Inc. (“SpectraCare”). The aggregate purchase price for the outstanding common shares of SpectraCare was approximately $6.8 million, comprised of approximately $6.4 million in cash and approximately $400,000 of direct acquisition costs. In addition, as part of the closing process, the Company paid approximately $15 million to repay SpectraCare’s line of credit balance in full. The acquisition was financed by the Company’s existing line of credit. SpectraCare is a specialty infusion pharmacy and medical management company. The transaction is expected to expand the Company’s specialty infusion capabilities. The acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed based upon their estimated fair values. The fair values assigned to the tangible assets acquired and liabilities assumed were based upon estimates and assumptions provided and compiled by management. The intangible assets consist primarily of non-compete agreements and a payor contract. The fair values assigned to the non-compete agreements ($190,000) and the payor contract ($150,000) were based upon management estimates. The excess purchase price of $12.6 million was recorded as goodwill. The primary valuation drivers for companies acquired by the Company are the strategic fit and the expected EBITDA, EBITDA growth, and returns on capital. The acquisition prices are not typically related to the values of the individual tangible or intangible assets, and therefore, generally result in the allocation of a portion of the purchase price to goodwill.

The following table summarizes the estimated fair values of the SpectraCare assets acquired and liabilities assumed at the date of acquisition (000’s omitted):

Cash	$208
Accounts receivable	5,606
Inventories	564
Other current assets	3,972
Property, equipment and other assets	83
Equity investment	1,120
Intangible assets	340
Goodwill	12,643

Total assets acquired	24,536

Line of credit	15,001
Accounts payable	595
Other current liabilities	2,128

Total liabilities assumed	17,724

Net assets acquired	$6,812

The results of operations of SpectraCare prior to the date of acquisition were not material to the results of the Company for the periods presented in these consolidated financial statements. The results of operations after the acquisition date are included in the consolidated financial statements.

 During the first six months of 2005, the Company contributed approximately $750,000 of out-of-pocket expenses and its rights in the concept to Centric Health LLC, a newly formed entity that will engage in the business of financing biopharmaceutical receivables, in exchange for a warrant to purchase limited liability company interests in Centric. Additional funding has been provided to Centric by Bindley Capital Partners I, LLC, which is controlled by the Company’s Chairman of the Board and two other directors of the Company. The investments of the Company and Bindley Capital Partners I, LLC are on economically equivalent terms. It is contemplated that the ultimate aggregate ownership of Bindley Capital Partners and the Company will be less than 50% to satisfy regulatory requirements.

5.
The following is a reconciliation of the beginning and ending liability balances showing the changes during the three-month and six-month periods ended July 2, 2005 attributable to restructuring costs. The lease termination costs end in 2007 and all employee termination costs have been paid.

(000’s omitted)
Lease Termination Costs
January 1, 2005 liability balance	$300
Costs paid	(42)

April 2, 2005 liability balance	258
Costs paid	(42)

July 2, 2005 liability balance	$216

6.
In November 2004, the Company received a subpoena from the U.S. Department of Justice (the “DOJ”) requiring the Company to provide the DOJ with certain information regarding the promotion and marketing of Actimmune, a product manufactured by InterMune, Inc. The Company believes that the materials sought by the DOJ are part of an ongoing investigation being conducted by the United States Attorney’s Office for the Northern District of California. The Company is fully cooperating with the DOJ, however should the DOJ find that the Company acted improperly, it could subject the Company to fines and/or sanctions, which could have a material adverse effect on the Company’s business or financial condition.

 On July 29, 2005, a purported shareholder class action lawsuit relating to the Agreement and Plan of Merger, dated as of July 21, 2005 (the “Merger Agreement”), by and among Express Scripts, Inc., Pony Acquisition Corporation and Priority Healthcare Corporation was filed in the Circuit Court of the Eighteenth Judicial Circuit, in and for Seminole County, Florida, naming the Company and each of its directors as defendants. The lawsuit, James Hanson v. Priority Healthcare Corporation, et al (Case No. 05-CA-1513-1627-K), alleges, among other things, that:

•
The Company’s directors breached their fiduciary duties of good faith, fair dealing, loyalty and due care to the Company’s shareholders by failing to (a) fully inform themselves of the market value of the Company before entering into the Merger Agreement; (b) act in the best interests of the Company’s shareholders; (c) maximize shareholder value; (d) obtain the best financial and other terms when the Company’s independent existence will be materially altered by the Merger Agreement; and (e) act in accordance with their fundamental duties of good faith, fair dealing, due care and loyalty.

•	The Company aided and abetted its directors’ breaches of their fiduciary duties via entering into the Merger Agreement.

The complaint seeks the following relief: (1) a declaration that the lawsuit is properly maintainable as a class action and certification of the plaintiff as class representative and plaintiff’s counsel as class counsel; (2) a declaration that the Merger Agreement was entered into in breach of fiduciary duties and is therefore unlawful and unenforceable; (3) an injunction prohibiting the Company and its directors from proceeding with the Merger Agreement; (4) an injunction prohibiting the Company and its directors from consummating the merger unless and until the Company and its directors implement procedures to obtain the highest possible price for the Company; (5) an order directing the Company’s directors to exercise their fiduciary duties to obtain a transaction which is in the best interests of the Company’s shareholders until the process for the sale or auction of the Company is completed and the highest possible price is obtained; (6) an award of costs and disbursements, including reasonable attorneys’ and experts’ fees; and (7) such other and further relief as the court may deem just and proper.  The Company believes this lawsuit is without merit and plans to defend it vigorously.  The Company is also subject to ordinary and routine lawsuits and governmental inspections, investigations and proceedings incidental to its business, none of which is expected to be material to the Company’s results of operations, financial condition or cash flows.

7.
On July 21, 2005, the Company signed a definitive agreement to be acquired by Express Scripts, Inc. in a cash transaction for $28 per share, or approximately $1.3 billion. The transaction is expected to close in the fourth quarter of 2005, subject to customary closing conditions, approval of the Company’s shareholders, and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.